Filed Pursuant to Rule 424(b)(5)
Registration No. 333-282474

PROSPECTUS SUPPLEMENT
(To Prospectus dated October 21, 2024)

Up to $15,000,000 of Class A Common Stock

We have entered into an At the Market Offering Agreement (the “ATM Agreement”), dated January 17, 2025, with Roth Capital Partners, LLC (the “Sales Agent”), relating to the shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), offered by this prospectus supplement. In accordance with the terms of the ATM Agreement, we may offer and sell shares of our Class A Common Stock having an aggregate offering price of up to $15,000,000 from time to time through or to the Sales Agent, as agent or principal.

Sales of Class A Common Stock, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent is not required to sell any specific number or dollar amount of shares, but will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay the Sales Agent a fixed commission, in an amount up to 3.0% of the gross sales price per share of Class A Common Stock issued by us and sold through them as our Sales Agent under the ATM Agreement. In connection with the sale of Class A Common Stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation to the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

Our Class A Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “COCH” and our Public Warrants are listed on Nasdaq under the symbol “COCHW.” On January 16, 2025, the last reported sale price of our Class A Common Stock was $1.50 per share.

As of January 16, 2025, the aggregate market value of our outstanding shares of Class A Common Stock held by non-affiliates was approximately $16,053,191, based on 21,293,861 shares of outstanding Class A Common Stock, of which 10,702,127 shares are held by non-affiliates, and the last reported sale price of our Class A Common Stock of $1.50 per share on January 16, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus supplement, we have not offered or sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. You should read this prospectus supplement and the accompanying prospectus as well as the information incorporated herein and therein by reference carefully before you make your investment decision. See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 3 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Roth Capital Partners

The date of this prospectus supplement is January 17, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the Sales Agent has not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus.

This prospectus supplement and any later prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information contained in this prospectus supplement and in any other prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any other prospective supplement for any sale of securities.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the sale of shares of our Class A Common Stock registered for sale under our Registration Statement on Form S-3 (File no. 333-282474) (the “Registration Statement”), which the Securities Exchange Commission (the “Commission” or the “SEC”) declared effective on October 21, 2024. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this Class A Common Stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the Sales Agent have authorized anyone to provide information different from that contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering. When you make a decision about whether to invest in our Class A Common Stock, you should not rely upon any information other than the information in this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering. Neither the delivery of this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, nor the sale of our Class A Common Stock means that information contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, is correct after their respective dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

We are offering to sell, and seeking offers to buy, shares of our Class A Common Stock only in jurisdictions where offers and sales are permitted.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Class A Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A Common Stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context otherwise requires, “COCH,” the “Company,” “we,” “us,” “our” and similar names refer to Envoy Medical, Inc.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because it is a summary, it does not contain all the information you should consider before investing in our Class A Common Stock. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section and the documents incorporated by reference, before making an investment decision.

Business Overview

We are a hearing health company focused on providing innovative medical technologies across the hearing loss spectrum. Our technologies are designed to shift the paradigm within the hearing industry and bring both providers and patients the hearing devices they desire. Founded in 1995, our vision is to create fully implanted hearing devices that leverage the natural ear – not an artificial microphone – to pick up sound. In recent years, we have focused almost exclusively on developing the fully implanted Acclaim® cochlear implant (the “Acclaim CI”), our lead product candidate.

We believe that the Acclaim CI is a first-of-its-kind cochlear implant. Our fully implanted technology includes a sensor designed to leverage the natural anatomy of the ear instead of a microphone to capture sound. The Acclaim CI is designed to address severe to profound sensorineural hearing loss that is not adequately addressed by hearing aids. The Acclaim CI will only be indicated for adults who have been deemed adequate candidates by a qualified physician. The Acclaim CI received the Breakthrough Device Designation from the United States Food and Drug Administration (the “FDA”) in 2019.

Our first product, the Esteem® Fully Implanted Active Middle Ear Implant (“Esteem FI-AMEI”), was created and received FDA approval in 2010. The Esteem FI-AMEI is a fully implanted active middle ear hearing device and remains the only FDA approved fully implanted hearing device in the US market. Unfortunately, the Esteem FI-AMEI failed to gain commercial traction, primarily due to a lack of reimbursement or insurance coverage from third-party payors. Despite commercial challenges, approximately 1,000 Esteem FI-AMEI devices were implanted. Some devices had been implanted in the early 2000s during clinical trials, providing Envoy Medical with nearly two decades of experience with its implantable sensor technology. Throughout our experience, our sensor technology proved a viable alternative and robust option to external or implanted microphones.

In late 2015, we made the decision to shift our focus from the Esteem FI-AMEI to a new product that would leverage our sensor technology and incorporate it into a cochlear implant. As a result, we now have the Acclaim CI, a fully implanted cochlear implant. We believe the Acclaim CI gives us the opportunity to disrupt the existing cochlear implant market. The cochlear implant market is one that already has established market acceptance and reimbursement pathways. In the United States, before we can market a new Class III medical device, which the Acclaim CI is, we must first receive FDA approval via the premarket application approval process.

In October 2024, we received FDA approval of our application for an Investigational Device Exemption (“IDE”) for the Acclaim CI. The IDE application was approved for a staged clinical trial. The staged trial will allow 10 participants to be implanted before expanding the study to the full cohort. Institutional Site’s Investigational Review Board (“IRB”) approvals are needed before participants can be enrolled and implants can begin. IRB approvals can take several months. At the end of the study, a Premarket Approval (“PMA”) application will be submitted to the FDA. It is likely that a panel review will be requested due to the novel nature of the Acclaim CI. As a result, we currently anticipate obtaining the FDA’s decision on our PMA in 2027. The FDA approval process is uncertain, and we cannot guarantee that we will receive FDA approval on that timeline, or at all.

Additional Information

Our principal executive office is located at 4875 White Bear Parkway, White Bear Lake, Minnesota 55110. Our telephone number is (877) 900-3277, and our website is www.envoymedical.com. The information contained on or accessible through our website is not incorporated by reference into, and should not be considered part of, this prospectus supplement, the accompanying prospectus or the information incorporated herein by reference.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “Jobs Act”). As an emerging growth company, we may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	an extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act;

●	reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements;

●	exemptions from the requirements to hold a non-binding advisory vote on executive compensation or seek shareholder approval of golden parachute arrangements not previously approved; and

●	an exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) in the assessment of our internal control over financial reporting.

We expect to take advantage of some or all of the reduced and other requirements that will be available to us as long as we qualify as an emerging growth company. We will, in general, remain an emerging growth company for up to five full fiscal years from the effectiveness of our initial registration statement in September 2023. We will cease to be an emerging growth company and become ineligible to rely on the above exemptions if we:

●	have $1.235 billion or more in annual revenue in a fiscal year;

●	issue more than $1.0 billion of non-convertible debt during any three-year period; or

●	become a “large accelerated filer” as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act’).

We are also a “smaller reporting company” as defined in Rule 12b-2 promulgated under the Exchange Act. We may remain a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation.

We have taken advantage of these reduced reporting requirements in this prospectus supplement, the accompanying prospectus and the information incorporated herein by reference. Accordingly, the information contained herein may be different from the information you receive from other public companies that are not smaller reporting companies.

THE OFFERING

Class A Common stock offered by us	Shares of our Class A Common Stock with aggregate offering price of up to $15.0 million.

Class A Common stock to be outstanding after this offering	An estimate of 31,293,861 shares, after giving effect to the assumed sale of 10,000,000 shares of our Class A Common Stock, which is determined by dividing the total sale of $15.0 million of Class A Common Stock by the price of $1.50 per share, which was the closing price of our Class A Common Stock on The Nasdaq Capital Market on January 16, 2025. The actual number of shares issued will vary depending on the price at which shares may be sold from time to time during this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through or to the Sales Agent, as agent or principal. See “Plan of Distribution” on page S-12 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, expansion of business development activities and other general corporate purposes. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk Factors	Investing in our Class A Common Stock involves a high degree of risk. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-4 as well as other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated herein or therein by reference before deciding to invest in our Class A Common Stock.

Nasdaq Capital Market symbol	“COCH”

The number of shares of our Class A Common Stock to be outstanding after this offering is based on 21,293,861 shares of Class A Common Stock outstanding as of January 15, 2025 and unless specifically stated otherwise, excludes as of such date:

●	12,281,747 shares of our Class A Common Stock (or 3,588,406 shares after January 20, 2025) issuable upon conversion of 4,126,667 outstanding shares of Series A Preferred Stock for no additional consideration;

●

14,166,666 shares of our Class A Common Stock issuable upon exercise of 14,166,666 outstanding stock purchase warrants (the “Public Warrants”) issued by our predecessor, Anzu Special Acquisition Corp I (“Anzu”), with an weighted average exercise price of $10.00 per share;

●	3,209,511 shares of Class A Common Stock that are issuable upon the exercise of the remaining 3,209,511 stock purchase warrants (“Shortfall Warrants”) issued to the Meteora FPA Parties (as defined below) for no additional consideration pursuant to the Forward Purchase Agreement, dated April 17, 2023 (as amended to date, the “Forward Purchase Agreement”) by and among Anzu, Envoy Medical Corporation (“Legacy Envoy”) and Meteora Special Opportunity Fund I, LP (“MSOF”), Meteora Capital Partners, LP (“MCP”), Meteora Select Trading Opportunities Master, LP (“MSTO”) and Meteora Strategic Capital, LLC (“MSC”) (with MCP, MSOF, MSTO and MSC collectively as the “Meteora FPA Parties”);

●	2,000,000 shares of our Class A Common Stock issuable upon exercise of outstanding stock purchase warrants held by GAT Funding, LLC with a weighted average exercise price of $2.26 per share;

●	2,214,769 shares of our Class A Common Stock issuable upon exercise of outstanding stock options at a weighted-average price of $2.40 per share, and 285,231 additional shares of our Class A Common Stock reserved for issuance under our 2023 Equity Incentive Plan; and

●	300,000 shares of our Class A Common Stock reserved for issuance under our 2023 Employee Stock Purchase Plan.

Shares available for future issuance under our Equity Incentive Plan do not include shares that may become available for issuance pursuant to provisions in these plans that provide for the re-issuance of shares that are cancelled or forfeited in accordance with such plan.

RISK FACTORS

Investing in our Class A Common Stock involves a high degree of risk. Before you decide to invest in our Class A Common Stock, you should carefully consider the risks described below, along with the other information in this prospectus supplement and the accompanying prospectus and the risks described in the sections entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2023, Quarterly Reports on Form 10-Q, as well as the other information incorporated herein or therein by reference. If any of these risks occur, our business could be materially harmed, and our financial condition and results of operations could be materially and adversely affected. As a result, the price of our Class A Common Stock could decline, and you could lose all or part of your investment.

Risks Relating to This Offering

We have broad discretion in the use of the proceeds of this offering and may apply the proceeds in ways with which you do not agree.

Our net proceeds from this offering will be used primarily for general corporate purposes, which may include working capital, market expansion and development, international expansion, new product development, clinical studies and publications, acquisitions, investments, or general working capital needs. We may also use a portion of the proceeds for the potential acquisition of businesses, technologies and products, although we have no current binding understandings, commitments or agreements to do so. Our management will have broad discretion over the use and investment of these net proceeds and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Class A Common Stock. Accordingly, you will have to rely upon the judgment of our management with respect to our use of these net proceeds, with only limited information concerning management’s specific intentions. You will not have the opportunity, as part of your investment decision, to assess whether we used the net proceeds from this offering appropriately. If we do not invest or apply the net proceeds, if any, from this offering or our existing cash in ways that enhance stockholder value, we may fail to achieve expected results, which could cause our stock price to decline.

Future sales and issuances of our Class A Common Stock, including by us and significant stockholders, could negatively affect our stock price.

Sales of a substantial number of shares of our Class A Common Stock by our existing stockholders in the public market, or the perception that these sales might occur, could depress the market price of our Class A Common Stock and could impair our ability to raise additional capital through the issuance of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Class A Common Stock.

Sales of substantial amounts of shares of our Class A Common Stock or other securities by these investors or our other stockholders or by us under the ATM Agreement, or the perception in the market that the holders of a large number of shares of our Class A Common Stock intend to sell their shares, could reduce the trading price of our Class A Common Stock, make it more difficult for you to sell your shares at a price that you desire and impair our ability to raise capital through the sale of equity or equity-related securities. In addition, to the extent we raise additional capital by issuing additional shares of our Class A Common Stock, or securities convertible into or exchangeable or exercisable for Class A Common Stock, our existing stockholders may experience substantial dilution, while future investors could gain rights superior to existing stockholders, such as liquidation and other preferences.

If you purchase Class A Common Stock in this offering, you may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our Class A Common Stock outstanding prior to this offering. Assuming that an aggregate of 10,000,000 shares of our Class A Common Stock are sold during the term of the ATM Agreement with the Sales Agent at a price of $1.50 per share, the last reported sale price of our Class A Common Stock on Nasdaq on January 16, 2025, for aggregate proceeds of approximately $14.4 million, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $1.62 per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2024 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

The market price of our Class A Common Stock has been and may continue to be extremely volatile, which could result in substantial losses for purchasers of our Class A Common Stock or could subject us to securities litigation.

The market price and trading volume of our shares of Class A Common Stock have recently experienced, and may continue to experience, extreme volatility, which could cause purchasers of our Class A Common Stock to incur substantial losses. Since the closing of the business combination between Anzu Special Acquisition Corp I and the Company, effective September 29, 2023 (the “Business Combination”), our Class A Common Stock has traded as low as $0.91 and as high as $9.95 as of January 15, 2025. In addition, the volume of trading of our Class A Common Stock has been inconsistent. For example, on January 10, 2025 our Class A Common Stock had trading volume of 10,800 shares and on November 1, 2024 our Class A Common Stock had trading volume of 11,770,900 shares.

We believe that the recent volatility and our current market prices reflect market and trading dynamics unrelated to our underlying business, or macro or industry fundamentals, and we do not know how long these dynamics will last. Under the circumstances, investors in our Class A Common Stock are subject to the risk of losing all or a substantial portion of their investment.

The market volatility and trading patterns we have experienced create several risks for investors, including the following:

●	the market price of our Class A Common Stock has experienced and may continue to experience rapid and substantial increases or decreases unrelated to our operating performance or prospects, or macro or industry fundamentals, and substantial increases may be significantly inconsistent with the risks and uncertainties that we continue to face;

●	factors in the public trading market for our Class A Common Stock may include the sentiment of retail investors, the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our Class A Common Stock and any related hedging and other trading factors;

●	to the extent volatility in our Class A Common Stock is caused by a “short squeeze” in which coordinated trading activity causes a spike in the market price of our Class A Common Stock as traders with a short position make market purchases to avoid or to mitigate potential losses, investors purchase at inflated prices unrelated to our financial performance or prospects, and may thereafter suffer substantial losses as prices decline once the level of short-covering purchases has abated; and

●	if the market price of our Class A Common Stock declines, you may be unable to resell your shares at or above the price at which you acquired them.

The trading price of our Class A Common Stock depends on many factors, many of which are beyond our control and may not be related to our operating performance. Any of the factors listed below could have a material adverse effect on investments in our Class A Common Stock, and shares of our Class A Common Stock may trade at prices significantly below the price paid for them. In such circumstances, the trading price of our Class A Common Stock may not recover and may experience a further decline. Factors affecting the trading price of our Class A Common Stock may include:

●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

●	changes in the market’s expectations about our operating results;

●	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

●	speculation in the press or investment community;

●	actual or anticipated developments in our business or our competitors’ businesses or the competitive landscape generally;

●	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning us or the market in general;

●	operating and stock price performance of other companies that investors deem comparable to us;

●	publications of research reports by securities analysts about us, our competitors, or the industry we operate in;

●	changes in laws and regulations affecting our business;

●	commencement of, or involvement in, litigation involving us;

●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of Class A Common Stock available for public sale;

●	any major change in our board of directors or management;

●	sales of substantial amounts of Class A Common Stock by directors, officers or significant stockholders or the perception that such sales could occur;

●	general economic and political conditions such as recessions, interest rates, fuel prices, trade wars, pandemics (such as COVID-19), epidemics, currency fluctuations and acts of war (such as the conflict between Russia and Ukraine and the military conflict in Israel and Gaza) or terrorism; or

●	the other factors described in the “Risk Factors” section of our periodic reports on Form 10-K and Form 10-Q.

Additionally, companies that have experienced volatility in the market price of their stock have been subject to an increased incidence of securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

While we will pay dividends on shares of our outstanding Series A Preferred Stock pursuant to the Certificate of Designation, we do not intend to pay dividends on shares of Class A Common Stock for the foreseeable future.

Except with respect to dividends on shares of Series A Preferred Stock pursuant to the terms of the Certificate of Designation of Series A Preferred Stock (the “Certificate of Designation”), we currently intend to retain all available funds and any future earnings to fund the development and growth of our business. As a result, while we will pay dividends on shares of Series A Preferred Stock, we do not anticipate declaring or paying any cash dividends on shares of Class A Common Stock in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, the dividend rights of the Series A Preferred Stock pursuant to the Certificate of Designation, our business prospects, results of operations, financial condition, cash requirements and availability, certain restrictions related to our indebtedness, industry trends and other factors that the board of directors may deem relevant. Any such decision will also be subject to compliance with contractual restrictions and covenants in the agreements governing our current and future indebtedness. In addition, we may incur additional indebtedness, the terms of which may further restrict or prevent us from paying dividends on shares of Class A Common Stock. As a result, you may have to sell some or all of your shares of Class A Common Stock after price appreciation in order to generate cash flow from your investment, which you may not be able to do. Our inability or decision not to pay dividends, particularly when others in our industry have elected to do so, could also adversely affect the market price of shares of Class A Common Stock.

The Class A Common Stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the ATM Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the ATM Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Sales Agent at any time throughout the term of the ATM Agreement. The number of shares that are sold by the Sales Agent after delivering a sales notice will fluctuate based on the market price of the Class A Common Stock during the sales period and limits we set with the Sales Agent. Because the price per share of each share sold will fluctuate based on the market price of our Class A Common Stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference contain forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act”, and Section 21E of the Exchange Act which are subject to the safe harbor created by those sections. These forward-looking statements and information regarding us, our business prospects and our results of operations are subject to certain risks and uncertainties that could cause our actual business, prospects, and results of operations to differ materially from those that may be anticipated by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those described under “Risk Factors” herein, in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our other filings with the SEC. You should not place undue reliance on these forward-looking statements. You should assume that the information contained in or incorporated by reference in this prospectus supplement, and the accompanying prospectus, is accurate only as of the date on the front cover of this prospectus supplement, and the accompanying prospectus, or as of the date of the documents incorporated by reference herein or therein, as applicable. Except as required by law, we expressly disclaim any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are urged to carefully review and consider the various disclosures made by us in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference and in our other reports filed with the SEC that advise interested parties of the risks and uncertainties that may affect our business.

All statements, other than statements of historical facts, contained in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference, including statements regarding our plans, objectives and expectations for our business, operations and financial performance and condition, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “target,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our results, performance, or achievements to be materially different from the information expressed or implied by the forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference. Additionally, our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments that we may make. Forward-looking statements may include, among other things, statements relating to:

●	our financial performance;

●	changes in the market price of our Class A Common Stock;

●	unpredictability in the medical device industry, the regulatory process to approve medical devices, and the clinical development process of our products;

●	the potential need to make design changes to products to meet desired safety and efficacy endpoints;

●	changes in federal or state reimbursement policies that would adversely affect sales of our products;

●	introduction of other scientific advancements, including gene therapy or pharmaceuticals, that may impact the need for hearing devices such as cochlear implants or fully implanted active middle ear implants;

●	competition in the medical device industry, and the failure to introduce new products and services in a timely manner or at competitive prices to compete successfully against competitors;

●	disruptions in relationships with our suppliers, or disruptions in our own production capabilities for some of the key components and materials of our products;

●	changes in the need for capital and the availability of financing and capital to fund these needs;

●	our ability to realize some or all of the anticipated benefits of the Business Combination;

●	changes in interest rates or rates of inflation;

●	legal, regulatory and other proceedings that could be costly and time-consuming to defend;

●	changes in applicable laws or regulations, or changes in how such laws or regulations are applied to us;

●	loss of any of our key intellectual property rights or failure to adequately protect intellectual property rights;

●	our ability to maintain the listing of our securities on the Nasdaq Stock Market;

●	the effects of catastrophic events, including war, terrorism and other international conflicts; and

●	other risks and uncertainties indicated in this prospectus, including those set forth under the section entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. Nothing in this prospectus supplement or the accompanying prospectus should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on these forward-looking statements. We do not undertake any duty to update these forward-looking statements, except as required by law. See “Risk Factors” beginning on page S-4 of this prospectus supplement for additional risks, uncertainties and other factors applicable to the Company.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We may issue and sell shares of our Class A Common Stock having aggregate sales proceeds of up to $15.0 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under this prospectus supplement or fully utilize the ATM Agreement with the Sales Agent as a source of financing.

We intend to use the net proceeds from this offering for general corporate purposes. General corporate purposes may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, expansion of business development activities, and other general corporate purposes. We may also use a portion of our net proceeds to acquire or invest in complementary products, technologies or businesses, although we have no present commitments to complete any such transaction.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, we will retain broad discretion over the use of these proceeds. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Class A Common Stock and currently do not anticipate paying any cash dividends for the foreseeable future. We have historically retained earnings, and expect to continue to retain future earnings, to finance the operation and expansion of our business. Any future determination relating to dividend policy will be made at the discretion of our board of directors and will depend on our future earnings, capital requirements, financial condition, future prospects, applicable law and other factors that our board of directors deems relevant.

DILUTION

If you purchase our Class A Common Stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value (deficit) per share of our Class A Common Stock after this offering. We calculate net tangible book value (deficit) per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our Class A Common Stock issued and outstanding as of September 30, 2024.

Our historical net tangible book value (deficit) at September 30, 2024 was approximately $(17,899) million, or $(0.91) per share. After giving effect to the sale of our Class A Common Stock during the term of the ATM Agreement with the Sales Agent in the aggregate amount of $15.0 million at an assumed offering price of $1.50 per share, the last reported sale price of our Class A Common Stock on Nasdaq on January 16, 2025, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value (deficit) as of September 30, 2024, would have been approximately ($3,499) million or $(0.12) per share of Class A Common Stock. This represents an immediate increase in the net tangible book value (deficit) of $0.79 per share to our existing stockholders and an immediate dilution in net tangible book value (deficit) of $1.62 per share to new investors in this offering. The following table illustrates this per share dilution:

Assumed public offering price per share		$1.50
Historical net tangible book value (deficit) per share as of September 30, 2024	$(0.91)
Increase in net tangible book value (deficit) per share attributable to this offering	$0.79
As adjusted net tangible book value (deficit) per share as of September 30, 2024, after giving effect to this offering		$(0.12)
Dilution per share to new investors purchasing shares in this offering		$1.62

The foregoing table and calculations are based on 19,731,982 shares of Class A Common Stock outstanding as of September 30, 2024 and do not include, as of that date:

●	1,028,986 shares of our Class A Common Stock that were issued upon conversion of 373,333 shares of Series A Preferred Stock on December 20, 2024, 12,281,747 additional shares of our Class A Common Stock (or 3,588,406 shares after January 20, 2025) issuable upon conversion of 4,126,667 outstanding shares of Series A Preferred Stock for no additional consideration;

●	14,166,666 shares of our Class A Common Stock issuable upon exercise of 14,166,666 outstanding Public Warrants by our predecessor, Anzu Special Acquisition Corp I (“Anzu”), with a weighted average exercise price of $10.00 per share;

●	3,874,394 shares of Class A Common Stock issuable upon the exercise of 3,874,394 Shortfall Warrants issued to the Meteora FPA Parties for no additional consideration pursuant to the Forward Purchase Agreement, dated April 17, 2023;

●	2,000,000 shares of our Class A Common Stock issuable upon exercise of outstanding stock purchase warrants held by GAT Funding, LLC with a weighted average exercise price of $2.26 per share;

●	2,214,769 shares of our Class A Common Stock issuable upon exercise of outstanding stock options at a weighted-average price of $2.40 per share, and 285,231 additional shares of our Class A Common Stock reserved for issuance under our 2023 Equity Incentive Plan; and

●	300,000 shares of our Class A Common Stock reserved for issuance under our 2023 Employee Stock Purchase Plan.

To the extent that outstanding options or warrants as of September 30, 2024 have been or are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the future sale of equity or convertible debt securities, the issuance of such securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into the ATM Agreement, dated January 17, 2025 with Roth Capital Partners, LLC, under which we may issue and sell shares of our Class A Common Stock having an aggregate offering price of up to $15.0 from time to time through or to the Sales Agent, as agent or principal.

The ATM Agreement provides that sales of our Class A Common Stock, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act.

The Sales Agent will offer shares of our Class A Common Stock at prevailing market prices subject to the terms and conditions of the ATM Agreement as agreed upon by us and the Sales Agent. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the ATM Agreement, the Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations to sell on our behalf all of the shares requested to be sold by us. We or the Sales Agent may suspend the offering of the shares of Class A Common Stock being made through the Sales Agent under the ATM Agreement at any time upon proper notice to the other party.

Settlement for sales of Class A Common Stock will occur on the first trading day, or any such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of shares of our Class A Common Stock as contemplated in this prospectus supplement and the accompanying base prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Sales Agent a commission in an amount up to 3.0% of the gross sales price of the shares of our Class A Common Stock that the Sales Agent sells pursuant to the ATM Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the ATM Agreement, we agreed to reimburse the Sales Agent for the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the ATM Agreement in an amount not to exceed $50,000 in the aggregate. In addition, we have agreed to reimburse the Sales Agent up to $5,000 per due diligence update session conducted in connection with each Representation Date (as defined in the ATM Agreement). We will report at least quarterly the number of shares of our Class A Common Stock sold through the Sales Agent under the ATM Agreement, the net proceeds to us and the compensation paid by us to the Sales Agent in connection with the sales of shares of our Class A Common Stock.

In connection with the sales of shares of our Class A Common Stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed in the ATM Agreement to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

The offering of shares of our Class A Common Stock pursuant to this prospectus supplement will terminate upon the earlier of the sale of all of the shares of our Class A Common Stock provided for in this prospectus supplement or termination of the ATM Agreement as permitted therein.

To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our Class A Common Stock while the offering is ongoing under this prospectus supplement.

The Sales Agent and certain of its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The Sales Agent and its affiliates may in the future receive customary fees and expenses for these transactions. In addition, in the ordinary course of its various business activities, the Sales Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Sales Agent or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

This prospectus supplement and the accompanying base prospectus may be made available in electronic format on a website maintained by the Sales Agent, and the Sales Agent may distribute this prospectus supplement and the accompanying base prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the ATM Agreement. A copy of the ATM Agreement is included as an exhibit to our Current Report on Form 8-K, filed with the SEC on January 17, 2025, which is incorporated by reference herein.

LEGAL MATTERS

The validity of the issuance of the Class A Common Stock offered hereby will be passed upon for us by Fredrikson & Byron, P.A., Minneapolis, Minnesota. Roth Capital Partners, LLC is being represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The audited financial statements incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement constitutes a part of a registration statement on Form S-3 (the “Registration Statement,” which term shall encompass all amendments, exhibits, annexes and schedules thereto and all documents incorporated by reference therein) pursuant to the Securities Act, and the rules and regulations promulgated thereunder. As permitted by the SEC’s rules, the base prospectus and this prospectus supplement, which form a part of the Registration Statement, do not contain all the information that is included in the Registration Statement. For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement.

We are required to file annual and quarterly reports, special reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov. We also make these documents publicly available, free of charge, on our website at www.envoymedical.com as soon as reasonably practicable after filing such documents with the SEC. Please note, however, that information on, or accessible through, our website is not, and should not be deemed to be, a part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the offered securities.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the completion or termination of this offering. We hereby incorporate by reference the following documents:

●	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed on April 1, 2024;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed on May 15, 2024, August 12, 2024 and November 14, 2024, respectively;

●	Our Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on March 4, 2024, May 24, 2024, June 11, 2024, June 25, 2024, July 25, 2024, August 1, 2024, August 1, 2024, August 28, 2024, September 6, 2024; November 20, 2024, December 17, 2024, December 20, 2024, and December 23, 2024;

●	Our definitive Proxy Statement filed on October 4, 2024; and

●	The description of our Class A Common Stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2023, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Envoy Medical, Inc.
4875 White Bear Parkway

White Bear Lake, MN 55110
Phone: (877) 900-3277

Copies of these filings are also available, without charge, through the “Investors” section of our website (www.envoymedical.com) as soon as reasonably practicable after they are filed electronically with the SEC. Please note, however, that information on our website is not, and should not be deemed to be, a part of this prospectus supplement.

PROSPECTUS

ENVOY MEDICAL, INC.

$75,000,000
Class A Common Stock
Preferred Stock
Warrants
Debt Securities
Units

The securities covered by this prospectus may include shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”); shares of preferred stock; warrants to purchase shares of our Class A Common Stock, preferred stock and/or debt securities; debt securities consisting of debentures, notes or other evidences of indebtedness; or units consisting of any combination of such securities. We may offer the securities from time to time in one or more series or issuances directly to our stockholders or purchasers, or through agents, underwriters or dealers as designated from time to time.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. Such a prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our Class A Common Stock is listed on The Nasdaq Capital Market under the symbol “COCH” and our Public Warrants are listed on The Nasdaq Capital Market under the symbol “COCHW.” On September 30, 2024, the last reported sale price of our Class A Common Stock was $3.25 per share.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012, and as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

As of September 30, 2024, the aggregate market value of our outstanding Class A Common Stock held by non-affiliates, or public float, was approximately $34,204,079 based on 19,730,992 shares of outstanding Class A Common Stock, of which 9,194,645 were held by non-affiliates as of such date, at a price of $3.72 per share on September 23, 2024, which was the highest closing sale price of our Class A Common Stock on The Nasdaq Capital Market within 60 days of the filing date of this registration statement. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding one-third of our public float in any 12-month calendar period so long as our public float remains below $75.0 million (the “Baby Shelf Limitation”).

Investing in our securities involves risks. See “Risk Factors” on page 3. You should carefully read this prospectus, the documents incorporated herein, and the applicable prospectus supplement before making any investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2024.

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ABOUT THIS PROSPECTUS

The securities described in this prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $75,000,000, subject to the Baby Shelf Limitation. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of such offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find More Information” below.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless the context otherwise requires, “COCH,” the “Company,” “we,” “us,” “our” and similar names refer to Envoy Medical, Inc.

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OUR COMPANY

Business Overview

We are a hearing health company focused on providing innovative medical technologies across the hearing loss spectrum. Our technologies are designed to shift the paradigm within the hearing industry and bring both providers and patients the hearing devices they desire. Founded in 1995, our vision is to create fully implanted hearing devices that leverage the natural ear – not an artificial microphone – to pick up sound. In recent years, we have focused almost exclusively on developing the fully implanted Acclaim® cochlear implant (the “Acclaim CI”), our lead product candidate.

We believe that the Acclaim CI is a first-of-its-kind cochlear implant. Our fully implanted technology includes a sensor designed to leverage the natural anatomy of the ear instead of a microphone to capture sound. The Acclaim CI is designed to address severe to profound sensorineural hearing loss that is not adequately addressed by hearing aids. The Acclaim CI will only be indicated for adults who have been deemed adequate candidates by a qualified physician. The Acclaim CI received the Breakthrough Device Designation from the United States Food and Drug Administration (the “FDA”) in 2019.

Our first product, the Esteem® Fully Implanted Active Middle Ear Implant (“Esteem FI-AMEI”), was created and received FDA approval in 2010. The Esteem FI-AMEI is a fully implanted active middle ear hearing device and remains the only FDA approved fully implanted hearing device in the US market. Unfortunately, the Esteem FI-AMEI failed to gain commercial traction, primarily due to a lack of reimbursement or insurance coverage from third-party payors. Despite commercial challenges, approximately 1,000 Esteem FI-AMEI devices were implanted. Some devices had been implanted in the early 2000s during clinical trials, providing Envoy Medical with nearly two decades of experience with its implantable sensor technology. Throughout our experience, our sensor technology proved a viable alternative and robust option to external or implanted microphones.

In late 2015, we made the decision to shift our focus from the Esteem FI-AMEI to a new product that would leverage our sensor technology and incorporate it into a cochlear implant. As a result, we now have the Acclaim CI, a fully implanted cochlear implant. We believe the Acclaim CI gives us the opportunity to disrupt the existing cochlear implant market. The cochlear implant market is one that already has established market acceptance and reimbursement pathways. In the United States, before we can market a new Class III medical device, which the Acclaim CI is, we must first receive FDA approval via the premarket application approval process.

In order for our pivotal clinical study to begin, we are required to obtain an Investigational Device Exemption (“IDE”) from the FDA. We submitted an IDE application at the end of the first quarter of 2024. Due to some pending testing and the desire to continue interactive conversations with the FDA, we decided to convert the IDE to a “pre-submission” (sometimes referred to a Q-submission). This conversion allows for the pending testing to be completed and interactive feedback to be received from the FDA. FDA approval of the IDE is not guaranteed, and each step of the process may take longer than we have planned. We view the interactions with the FDA as a positive development that may increase the chances of a successful Premarket Approval (“PMA”) submission, which is planned to be filed at the conclusion of the pivotal clinical study. We believe it is advantageous that the pre-submission will allow us further discussion with the FDA now, prior to pivotal clinical trial beginning. We currently anticipate obtaining FDA approval of our PMA by the end of 2026, although the FDA approval process is uncertain, and we cannot guarantee that we will receive FDA approval on that timeline, or at all.

Additional Information

Our principal executive office is located at 4875 White Bear Parkway, White Bear Lake, Minnesota 55110. Our telephone number is (877) 900-3277, and our website is www.envoymedical.com. The information contained on or accessible through our website is not incorporated by reference into, and should not be considered part of, this prospectus or the information incorporated herein by reference.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “Jobs Act”). As an emerging growth company, we may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	an extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act;

●	reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements;

●	exemptions from the requirements to hold a non-binding advisory vote on executive compensation or seek shareholder approval of golden parachute arrangements not previously approved; and

●	an exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) in the assessment of our internal control over financial reporting.

We expect to take advantage of some or all of the reduced and other requirements that will be available to us as long as we qualify as an emerging growth company. We will, in general, remain an emerging growth company for up to five full fiscal years from the effectiveness of our initial registration statement in September 2023. We will cease to be an emerging growth company and become ineligible to rely on the above exemptions if we:

●	have $1.235 billion or more in annual revenue in a fiscal year;

●	issue more than $1.0 billion of non-convertible debt during any three-year period; or

●	become a “large accelerated filer” as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act’).

We are also a “smaller reporting company” as defined in Rule 12b-2 promulgated under the Exchange Act. We may remain a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation.

We have taken advantage of these reduced reporting requirements in this prospectus and the information incorporated herein by reference. Accordingly, the information contained herein may be different from the information you receive from other public companies that are not smaller reporting companies.

RISK FACTORS

Investing in our securities involves risk. You should consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed on April 1, 2024 with the Securities and Exchange Commission (“SEC”), which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks were to occur, our business, financial condition, and results of operations could be severely harmed. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

In addition, any prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to such an investment in us. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in such prospectus supplement or appearing or incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated herein by reference contain forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act”, and Section 21E of the Exchange Act, which are subject to the safe harbor created by those sections. These forward-looking statements and information regarding us, our business prospects and our results of operations are subject to certain risks and uncertainties that could cause our actual business, prospects and results of operations to differ materially from those that may be anticipated by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those described under “Risk Factors” herein and in our other filings with the SEC. You should not place undue reliance on these forward-looking statements. You should assume that the information contained in or incorporated by reference in this prospectus, and any prospectus supplement, is accurate only as of the date on the front cover of this prospectus, and any prospectus supplement, or as of the date of the documents incorporated by reference herein or therein, as applicable. We expressly disclaim any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are urged to carefully review and consider the various disclosures made by us in this prospectus, any prospectus supplement and the documents incorporated herein by reference and in our other reports filed with the SEC that advise interested parties of the risks and uncertainties that may affect our business.

All statements, other than statements of historical facts, contained in this prospectus, any prospectus supplement and the documents incorporated herein by reference, including statements regarding our plans, objectives and expectations for our business, operations and financial performance and condition, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “target,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our results, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this prospectus, any prospectus supplement and the documents incorporated herein by reference. Additionally, our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make. Forward-looking statements may include, among other things, statements relating to:

●	our financial performance;

●	changes in the market price of our Class A Common Stock;

●	unpredictability in the medical device industry, the regulatory process to approve medical devices, and the clinical development process of our products;

●	the potential need to make design changes to products to meet desired safety and efficacy endpoints;

●	changes in federal or state reimbursement policies that would adversely affect sales of our products;

●	introduction of other scientific advancements, including gene therapy or pharmaceuticals, that may impact the need for hearing devices such as cochlear implants or fully implanted active middle ear implants;

●	competition in the medical device industry, and the failure to introduce new products and services in a timely manner or at competitive prices to compete successfully against competitors;

●	disruptions in relationships with our suppliers, or disruptions in our own production capabilities for some of the key components and materials of our products;

●	changes in the need for capital and the availability of financing and capital to fund these needs;

●	our ability to realize some or all of the anticipated benefits of the business combination between Anzu Special Acquisition Corp I and the Company, which was completed on September 29, 2023;

●	changes in interest rates or rates of inflation;

●	legal, regulatory and other proceedings that could be costly and time-consuming to defend;

●	changes in applicable laws or regulations, or changes in how such laws or regulations are applied to us;

●	loss of any of our key intellectual property rights or failure to adequately protect intellectual property rights;

●	our ability to maintain the listing of our securities on the Nasdaq Stock Market;

●	the effects of catastrophic events, including war, terrorism and other international conflicts; and

●	other risks and uncertainties indicated in this prospectus, including those set forth under the section entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. Nothing in this prospectus should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on these forward-looking statements. We do not undertake any duty to update these forward-looking statements, except as required by law.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes. General corporate purposes may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, expansion of business development activities (including sales, marketing and reimbursement functions) and other general corporate purposes. We may also use a portion of our net proceeds to acquire or invest in complementary products, technologies or businesses, although we have no present commitments to complete any such transaction. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in any prospectus supplement relating to the specific offering.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, directly to one or more purchasers, including our affiliates, or through a combination of any of these methods. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	prices related to the prevailing market prices; or

●	at negotiated prices.

We may also sell securities covered by this prospectus in an “at the market offering” as defined in Rule 415 under the Securities Act. Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any options under which underwriters may purchase additional securities from us;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

We may provide underwriters, dealers and agents with indemnification against civil liabilities related to the offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, agents and dealers may engage in transactions with, or perform services for, us in the ordinary course of business.

Unless the applicable prospectus supplement states otherwise, each series of securities offered by us will be a new issue and will have no established trading market, other than our Class A Common Stock, which is listed on The Nasdaq Capital Market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

SECURITIES WE MAY OFFER

This prospectus contains summary descriptions the Class A Common Stock, preferred stock, warrants, debt securities, and units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our capital stock is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Certificate of Incorporation and Bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part and are incorporated herein by reference. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

Authorized and Outstanding Stock

Our Certificate of Incorporation authorizes the issuance of 500,000,000 shares of the Company, consisting of 400,000,000 shares of Class A Common Stock, par value $0.0001 per share and 100,000,000 shares of preferred stock, $0.0001 par value per share. As of the date of this prospectus, there were 19,730,992 shares of Class A Common Stock and 4,500,000 shares of Series A Preferred Stock outstanding. The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable.

Common Stock

Authorized Common Stock

The Company is authorized under the Certificate of Incorporation to issue 400,000,000 shares of Class A Common Stock. The outstanding shares of Class A Common Stock are fully paid and nonassessable.

Voting Rights

Holders of our Class A Common Stock will be entitled to one vote for each share held as of the applicable record date on all matters properly submitted to a vote of stockholders, including the election or removal of directors. Unless specified in our governing documents, or as required by applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) or applicable stock exchange rules, the affirmative vote of a plurality of the votes cast at any meeting of the stockholders at which there is a quorum by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon will be required to approve any such matter voted on by stockholders. The Board is divided into three (3) classes, each of which will generally serve for a term of three (3) years with only one (1) class of directors being elected each year. Our stockholders will not have cumulative voting rights in the election of directors.

Dividend Rights

Holders of Class A Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the Board of Directors, in its discretion, out of funds legally available therefor, subject to any preferential dividend rights of outstanding preferred stock.

Liquidation Rights

In the event of a liquidation, dissolution or winding up of the Company, the holders of the Company’s Class A Common Stock are entitled to share ratably in all assets remaining after the payment of all of the Company’s liabilities and subject to the liquidation preferences of any outstanding preferred stock.

Other Rights and Preferences

The Class A Common Stock does not carry preemptive rights, is not redeemable, does not have any conversion rights, is not subject to further calls and is not subject to any sinking fund provisions. The rights and preferences of holders of the Class A Common Stock are subject to the rights of any series of preferred stock that the Company may issue.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 100,000,000 shares of preferred stock and the Board by resolution or resolutions, to the maximum extent permitted by law, to fix by resolution or resolutions the designation, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any series of preferred stock, including, without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

Pursuant to a Certificate of Designations filed with the Secretary of State of the State of Delaware on September 29, 2023, we have designated 10,000,000 shares of our authorized but unissued shares of preferred stock as Series A Preferred Stock.

If we offer a specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

Certain Anti-Takeover Provisions of the Certificate of Incorporation and Bylaws

The Certificate of Incorporation, Bylaws and the DGCL contain provisions as summarized in the following paragraphs that are intended to enhance the likelihood of continuity and stability in the composition of the Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of the Board to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have an anti-takeover effect and may delay, deter, or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Class A Common Stock held by stockholders.

Issuance of Undesignated Preferred Stock

Under the Certificate of Incorporation, the Board has the authority, without further action by the stockholders, to issue up to 100,000,000 shares of undesignated preferred stock, of which 10,000,000 shares were designated as Series A Preferred Stock, with rights and preferences, including voting rights, designated in the Certificate of Designation. When shares of Series A Preferred Stock are converted or otherwise reacquired by the Company, they will be promptly retired and not be reissued as shares of such series, but rather will become authorized but unissued shares of undesignated preferred stock. The existence of authorized but unissued shares of preferred stock would enable the Board to make it more difficult to attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Classified Board

Our Certificate of Incorporation provides for a classified board consisting of three classes of directors, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. This provision may have the effect of delaying a change in control of the Board.

Election and Removal of Directors and Board Vacancies

Our Bylaws provide that directors are elected by a plurality vote. The Certificate of Incorporation provides that, subject to the rights of holders of preferred stock, unless otherwise provided by resolution of the Board approved by at least a majority of the total authorized directorships, only the Board may fill vacancies and newly created directorships on the Board. Directors may be removed only for cause by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock entitled to vote in the election of directors. In addition, the number of directors constituting the Board may be set only by resolution adopted by a majority vote of the total authorized directorships. These provisions prevent stockholders from increasing the size of the Board and gaining control of the Board by filling the resulting directorships with their own nominees.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors that specify certain requirements as to the timing, form and content of a stockholder’s notice. Business that may be conducted at an annual meeting of stockholders will be limited to those matters properly brought before the meeting. These provisions may make it more difficult for our stockholders to bring matters before our annual meeting of stockholders or to nominate directors at annual meetings of stockholders.

No Written Consent of Stockholders

Our Certificate of Incorporation provides that, subject to the rights of holders of preferred stock, all stockholder actions be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of the Bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

No Stockholder Ability to Call Special Meetings

Our Certificate of Incorporation provides that, subject to the rights of holders of preferred stock, only the chairperson of the Board, the chief executive officer, the president or the Board, acting pursuant to a resolution adopted by a majority of the total authorized directorships on the Board, may be able to call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders.

Amendments to Certificate of Incorporation and Bylaws

Any amendment to our Certificate of Incorporation must be approved by the Board, acting pursuant to a resolution adopted by a majority of the total authorized directorships on the Board, as well as, if required by law or the Certificate of Incorporation, a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of Section 3 of Article IV, Section 2 of Article V, Section 1 of Article VI, Section 2 of Article VI, Section 5 of Article VII, Section 1 of Article VIII, Section 2 of Article VIII, Section 3 of Article VIII or Article XI of the Certificate of Incorporation must be approved by not less than the affirmative vote of 66 2/3% of the total voting power of all the then-outstanding shares of stock. The affirmative vote of a majority of the Board or the holders of at least a majority of the voting power of all then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, is required to amend the Bylaws, except that the amendment of Article VIII of the Bylaws must be approved by not less than the affirmative vote of 66.7% of the total voting power of all the then-outstanding shares of stock.

These provisions are designed to enhance the likelihood of continued stability in the composition of the Board and its policies, to discourage certain types of transactions that may involve an actual or threatened acquisition of our company and to reduce our vulnerability to an unsolicited acquisition proposal. We also designed these provisions to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they may also reduce fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Delaware General Corporation Law Section 203

As a Delaware corporation, we are also subject to the anti-takeover provisions of Section 203 of the DGCL, which generally prohibits a Delaware corporation from engaging in a “business combination” (as defined in the statute) with an “interested stockholder” (as defined in the statute) for a period of three years after the date of the transaction in which the person first becomes an interested stockholder, unless the business combination or the transaction by which the applicable stockholder became an interested stockholder is approved in advance by a majority of the independent directors or by the holders of at least two-thirds of the voting power of the outstanding disinterested shares. The application of Section 203 of the DGCL could also have the effect of delaying or preventing a change of control of us.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, the Company’s stockholders have appraisal rights in connection with certain mergers, consolidations or conversions of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger, consolidation or conversion will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of the Company’s stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, if certain conditions are met, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and certain officers to corporations and their stockholders for monetary damages for breaches of directors’ and officers’ fiduciary duties, subject to certain exceptions. The Company’s governing documents include a provision that eliminates the personal liability of directors and officers for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director or officer for breach of fiduciary duty as a director or officer in certain circumstances, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director and does not apply to officers if the officer has acted in bad faith, knowingly or intentionally violated the law or derived an improper benefit from his or her actions as a director or in the context of an action by or in the right of the Company.

The Certificate of Incorporation provides that the Company must indemnify its directors, and the Bylaws provide that the Company must indemnify and advance expenses to its directors and officers, to the fullest extent authorized by the DGCL. The Company is also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for its directors, officers, employees and agents for some liabilities. The Company believes that these indemnification and advancement provisions and the authority to carry insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in the Governing Documents may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.

These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Common Stock and Public Warrants is Equiniti Trust Company, LLC (formerly known as American Stock Transfer & Trust Company, LLC).

Equiniti Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219

Listing of Securities

Our Class A Common Stock and Public Warrants are listed on The Nasdaq Capital Market under the symbols “COCH” and “COCHW,” respectively.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our Class A Common Stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that class or series of our preferred stock;

●	if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise, and a description of that series of debt securities;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants are to be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or Class A Common Stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate office of the transfer agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase Class A Common Stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger, and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Class A Common Stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Class A Common Stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer, or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under the indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification, or waiver.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (the “DTC”), or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (the “Registration Statement,” which term shall encompass all amendments, exhibits, annexes and schedules thereto and all documents incorporated by reference therein) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, with respect to the securities offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all the information contained in the Registration Statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement.

We are required to file annual and quarterly reports, special reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov. We also make these documents publicly available, free of charge, on our website at www.envoymedical.com as soon as reasonably practicable after filing such documents with the SEC. Please note, however, that information on, or accessible through, our website is not, and should not be deemed to be, a part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the offered securities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we close this offering, including all filings made after the date of the initial registration statement and prior to the effectiveness of the registration statement. We hereby incorporate by reference the following documents:

●	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed on April 1, 2024;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed on May 15, 2024 and August 12, 2024, respectively;

●	Our Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on March 4, 2024, May 24, 2024, June 11, 2024, June 25, 2024, July 25, 2024, August 1, 2024, August 1, 2024, August 28, 2024, and September 6, 2024; and

●	The description of our Class A Common Stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2023, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Envoy Medical, Inc.
4875 White Bear Parkway
White Bear Lake, MN 55110
Phone: (877) 900-3277

Copies of these filings are also available, without charge, through the “Investors” section of our website (www.envoymedical.com) as soon as reasonably practicable after they are filed electronically with the SEC. Please note, however, that information on our website is not, and should not be deemed to be, a part of this prospectus.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the validity of the issuance of the securities offered hereby will be passed upon for us by Fredrikson & Byron, P.A., Minneapolis, Minnesota. Any underwriters or agents will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Up to $15,000,000

Class A Common Stock

PROSPECTUS SUPPLEMENT

Roth Capital Partners

January 17, 2025